Lake Shore Bancorp, Inc. Announces

First Quarter 2025 Financial Results

DUNKIRK, N.Y. — April 29, 2025 — Lake Shore Bancorp, Inc. (the “Company”) (NASDAQ: LSBK), the holding company for Lake Shore Savings Bank (the “Bank”), reported unaudited net income of $1.1 million, or $0.19 per diluted share, for the first quarter of 2025 compared to net income of $1.0 million, or $0.17 per diluted share, for the first quarter of 2024. The Company's financial performance for the first quarter of 2025 was positively impacted by an increase in net interest income along with a decrease in non-interest expenses because of efforts to optimize operating expenses while continuing to reduce its reliance on wholesale Federal Home Loan Bank of New York ("FHLBNY") funding by $6.3 million.

"Given the ongoing economic uncertainty, I am pleased with our first quarter 2025 performance," stated Kim C. Liddell, President, CEO, and Director. "We continue to focus efforts on improving the efficiency of our core operations while maintaining a disciplined approach to balance sheet management."

First Quarter 2025 Financial Highlights:

•
Net income increased to $1.1 million during the first quarter of 2025, an increase of $43,000, or 4.2%, when compared to the first quarter of 2024. Net income was positively impacted by an increase in net interest income of $332,000, or 6.5%, when compared to the first quarter of 2024;
•
Net interest margin increased to 3.49% during the first quarter of 2025, an increase of 18 basis points when compared to net interest margin of 3.31% during the fourth quarter of 2024 and an increase of 39 basis points when compared to net interest margin of 3.10% during the first quarter of 2024;
•
Reduced reliance on wholesale funding by repaying $6.3 million of FHLBNY borrowings during the first quarter of 2025;
•
At March 31, 2025 and December 31, 2024, the Company’s percentage of uninsured deposits to total deposits was 11.8% and 13.5%, respectively;
•
Book value per share increased 0.4% to $15.74 per share at March 31, 2025 as compared to $15.67 per share at December 31, 2024; and
•
The Bank's capital position remains "well capitalized" with a Tier 1 Leverage ratio of 14.31% and a Total Risk-Based Capital ratio of 18.67% at March 31, 2025.

Net Interest Income

Net interest income for the first quarter of 2025 increased by $124,000, or 2.3%, to $5.5 million as compared to $5.3 million for the fourth quarter of 2024 and increased $332,000, or 6.5%, as compared to $5.1 million for the first quarter of 2024. Net interest margin and interest rate spread were 3.49% and 2.94%, respectively, for the first quarter of 2025 as compared to 3.31% and 2.72%, respectively, for the fourth quarter of 2024 and 3.10% and 2.55%, respectively, for the first quarter of 2024.

Interest income for the first quarter of 2025 was $8.4 million, a decrease of $223,000, or 2.6%, compared to $8.6 million for the fourth quarter of 2024, and a decrease of $242,000, or 2.8%, compared to $8.6 million for the first quarter of 2024.

The decrease in interest income from the prior quarter was primarily due to a decrease in the average balance of interest-earning assets of $18.0 million, or 2.8%. Interest earned on interest-earning deposits decreased by $265,000, or 53.1%, due to a 63 basis points decrease in average yield and a $19.8 million decrease in the average balance of interest-earning deposits during the first quarter of 2025 as compared to the prior quarter.

The decrease in interest income from the prior year quarter was primarily due to a decrease in the average balance of interest-earning assets of $35.0 million, or 5.3%. The decrease was partially offset by a 14 basis points increase in the average yield on interest-earning assets. During the first quarter of 2025 as compared to the same period in 2024, there was a $364,000 decrease in interest earned on interest-earning deposits due to a decrease in the average balance and yield of interest-earning deposits of $20.5 million, or 46.5%, and 146 basis points, respectively. Additionally, during the first quarter of 2025 as compared to the same period in 2024, there was a $44,000 decrease in interest earned on securities due to a decrease in the average balance and yield of securities of $3.9 million, or 6.4%, and 11 basis points, respectively. These decreases were partially offset by a $166,000 increase in interest income on loans due to a 22 basis points increase in the average yield on loans.

Interest expense for the first quarter of 2025 was $2.9 million, a decrease of $347,000, or 10.7%, from the fourth quarter of 2024, and a decrease of $574,000, or 16.5%, from $3.5 million for the first quarter of 2024.

The decrease in interest expense when compared to the previous quarter was primarily due to a 21 basis points decrease in the average interest rate paid on interest-bearing liabilities and a $14.1 million, or 2.8%, decrease in the average balance of interest-bearing liabilities. During the first quarter of 2025 as compared to the previous quarter, interest expense on deposits decreased by $301,000, or 9.6%, due to a $9.7 million decrease in the average balance of deposits and a 20 basis points decrease in the average interest rate paid on deposit accounts. The decrease in the average interest rate paid on deposit accounts was primarily due to the decrease in market interest rates and time deposit repricing. Average interest-bearing deposit balances were $477.8 million, a 2.0% decrease during the first quarter of 2025 when compared to the previous quarter due to a decrease in the average balance of all deposit categories. Interest expense on borrowed funds and other interest-bearing liabilities decreased by $46,000 primarily due to a $4.4 million, or 41.4%, decrease in the average balance of borrowed funds and other interest-bearing liabilities due to the repayment of $6.3 million of our FHLBNY borrowings during the first quarter of 2025.

The decrease in interest expense when compared to the prior year quarter was primarily due to a 25 basis points decrease in average interest rate paid on interest-bearing liabilities and a $39.9 million, or 7.6%, decrease in the average balance of interest-bearing liabilities. During the first quarter of 2025 as compared to the same period in 2024, interest expense on deposits decreased by $402,000, or 12.4%, due to a 24 basis points decrease in the average interest rate paid on deposit accounts and a $16.6 million, or 3.4%, decrease in the average balance of deposits. The decrease in the average interest rate paid on deposit accounts was primarily due to the decrease in market interest rates and time deposit repricing. Average interest-bearing deposit balances decreased 3.4% during the first quarter of 2025 from the first quarter of 2024 due to a decrease in all deposit categories except money market accounts. During the first quarter of 2025, interest expense on borrowed funds and other interest-bearing liabilities decreased by $172,000, or 74.1%, compared to the first quarter of 2024, primarily due to a $23.3 million, or 78.9%, decrease in average borrowed funds and other interest-bearing liabilities outstanding due to the repayment of $25.0 million of FHLBNY borrowings during 2024 and $6.3 million during the first quarter of 2025.

Non-Interest Income

Non-interest income was $724,000 for the first quarter of 2025, a decrease of $344,000, or 32.2%, as compared to $1.1 million for the fourth quarter of 2024, and an increase of $17,000, or 2.4%, as compared to $707,000 for the first quarter of 2024. The decrease from the prior quarter was primarily due to a $139,000 decrease in earnings on annuity assets in connection with the purchase of annuities during the fourth quarter of 2024, a $135,000 decrease in earnings on bank-owned life insurance during the first quarter of 2025 as the result of the recognition of a death benefit in the fourth quarter of 2024, and a decrease of $31,000 in service charges and fees. The increase from the prior year quarter was primarily due to a $35,000 increase in unrealized gain on equity securities and a $22,000 increase in earnings on annuity assets in connection with the purchase of annuities during the fourth quarter of 2024.

Non-Interest Expense

Non-interest expense was $4.9 million for the first quarter of 2025, a decrease of $397,000, or 7.5%, as compared to $5.3 million for the fourth quarter of 2024, and a decrease of $117,000, or 2.3%, as compared to $5.0 million for the first quarter of 2024. The decrease from the prior quarter was primarily due to a decrease in salaries and employee benefits expense of $382,000, or 11.6%, along with a decrease in professional services expense of $50,000, or 13.7%. The decrease from the first quarter of 2024 was primarily related to a decrease in FDIC insurance of $207,000, or 74.2%.

Income Tax Expense

Income tax expense was $206,000 for the first quarter of 2025, a decrease of $72,000, or 25.9%, as compared to $278,000 for the fourth quarter of 2024, and an increase of $23,000, or 12.6%, as compared to $183,000 for the first quarter of 2024. The decrease in income tax expense from the prior quarter was primarily related to the decrease in pre-tax income earned during the current quarter, partially offset by an increase in the effective tax rate during the first quarter of 2025. The increase in income tax expense from the prior year quarter was due to an increase in pre-tax income earned during the current quarter along with an increase in the effective tax rate in the first quarter of 2025. The effective tax rate was 16.3% for the first quarter of 2025 as compared to 15.9% for the fourth quarter of 2024 and 15.3% for the first quarter of 2024.

Credit Quality

The Company’s allowance for credit losses on loans was $5.2 million as of March 31, 2025 as compared to $5.1 million as of December 31, 2024. The Company’s allowance for credit losses on unfunded commitments was $323,000 as of March 31, 2025 as compared to $314,000 as of December 31, 2024. Non-performing assets as a percent of total assets decreased to 0.50% at March 31, 2025 as compared to 0.55% at December 31, 2024, primarily due to a decrease in non-performing assets of $332,000, or 8.7%. On March 26, 2025, one commercial relationship with two loans representing a total amortized cost of $1.2 million on non-accrual status was sold at foreclosure. Subject to customary foreclosure proceedings, the Bank expects the sale to close during the second quarter of this year. The Company’s allowance for credit losses on loans as a percent of loans at amortized cost was 0.93% at March 31, 2025 and December 31, 2024.

The Company recorded a provision for credit losses of $48,000 for the first quarter of 2025, of which $39,000 related to the loan portfolio and $9,000 related to the reserve for unfunded commitments.

The increase in the allowance for credit losses on loans and unfunded commitments and the corresponding provision for credit losses recognized during the first quarter of 2025 was the result of an increase to the quantitative estimated loss calculation inclusive of forecasted economic trends, primarily related to the mortgage loan pools, including residential mortgages and commercial real estate mortgages.

Balance Sheet Summary

Total assets at March 31, 2025 were $689.0 million, a $3.5 million increase, or 0.5%, as compared to $685.5 million at December 31, 2024. Cash and cash equivalents decreased by $2.7 million, or 8.2%, from $33.1 million at December 31, 2024 to $30.4 million at March 31, 2025. The decrease in cash and cash equivalents was primarily due to an increase in loans receivable, net of $7.0 million, or 1.3%, and a decrease in long-term debt due to the repayment of FHLBNY borrowings of $6.3 million in the first quarter of 2025. These decreases were partially offset by an increase in total deposits of $9.8 million, or 1.7%. Securities available for sale were $55.8 million at March 31, 2025 as compared to $56.5 million at December 31, 2024 which decrease was primarily due to repayments during the first quarter of 2025. Net loans receivable at March 31, 2025 and December 31, 2024 were $551.6 million and $544.6 million, respectively. Total deposits at March 31, 2025 were $582.7 million, an increase of $9.8 million, or 1.7%, compared to $573.0 million at December 31, 2024. Total borrowings decreased to $4.0 million at March 31, 2025, a decrease of $6.3 million, or 61.0%, as compared to $10.3 million as of December 31, 2024.

Stockholders’ equity at March 31, 2025 was $90.7 million, a $794,000, or 0.9%, increase as compared to $89.9 million at December 31, 2024. The increase in stockholders’ equity was primarily attributed to $1.1 million in net income earned during the first quarter of 2025.

About Lake Shore

Lake Shore Bancorp, Inc. (NASDAQ Global Market: LSBK) is the mid-tier holding company of Lake Shore Savings Bank, a federally chartered, community-oriented financial institution headquartered in Dunkirk, New York. The Bank has ten full-service branch locations in Western New York, including four in Chautauqua County and six in Erie County. The Bank offers a broad range of retail and commercial lending and deposit services. The Company’s common stock is traded on the NASDAQ Global Market as “LSBK”. Additional information about the Company is available at www.lakeshoresavings.com.

Safe-Harbor

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on current expectations, estimates and projections about the Company’s and the Bank’s industry, and management’s beliefs and assumptions. Words such as anticipates, expects, intends, plans, believes, estimates and variations of such words and expressions are intended to identify forward-looking statements. Such statements reflect management’s current views of future events and operations. These forward-looking statements are based on information currently available to the Company as of the date of this release. It is important to note that these forward-looking statements are not guarantees of future performance and involve and are subject to significant risks, contingencies, and uncertainties, many of which are difficult to predict and are generally beyond our control including, but not limited to, data loss or other security breaches, including a breach of our operational or security systems, policies or procedures, including cyber-attacks on us or on our third party vendors or service providers, economic conditions, the effect of changes in monetary and fiscal policy, inflation, tariffs, unanticipated changes in our liquidity position, climate change, public health issues, geopolitical conflict, increased unemployment, deterioration in the credit quality of the loan portfolio and/or the value of the collateral securing repayment of loans, reduction in the value of investment securities, the cost and ability to attract and retain key employees, regulatory or legal developments, tax policy changes, and our ability to implement and execute our business plan and strategy and expand our operations. These factors should be considered in evaluating forward looking statements and undue reliance should not be placed on such statements, as our financial performance could differ materially due to various risks or uncertainties. We do not undertake to publicly update or revise our forward-looking statements if future changes make it clear that any projected results expressed or implied therein will not be realized.

# # # # #

Source: Lake Shore Bancorp, Inc.

Category: Financial

Investor Relations/Media Contact

Kim C. Liddell

President, CEO, and Director

Lake Shore Bancorp, Inc.

31 East Fourth Street

Dunkirk, New York 14048

(716) 366-4070 ext. 1012

Selected Financial Condition Data

	March 31,	December 31,
	2025	2024
	(Unaudited)
	(Dollars in thousands)

Total assets	$688,996	$685,504
Cash and cash equivalents	30,428	33,131
Securities, at fair value	55,801	56,495
Loans receivable, net	551,640	544,620
Deposits	582,730	572,978
Long-term debt	4,000	10,250
Stockholders’ equity	90,662	89,868

Statements of Income

	Three Months Ended
	March 31,
	2025	2024
	(Unaudited)
	(Dollars in thousands, except per share amounts)
Interest income	$8,367	$8,609
Interest expense	2,902	3,476
Net interest income	5,465	5,133
Provision (credit) for credit losses	48	(352)
Net interest income after provision (credit) for credit losses	5,417	5,485
Total non-interest income	724	707
Total non-interest expense	4,878	4,995
Income before income taxes	1,263	1,197
Income tax expense	206	183
Net income	$1,057	$1,014
Basic and diluted earnings per share	$0.19	$0.17

Selected Financial Ratios
Return on average assets(1)	0.62%	0.57%
Return on average equity(1)	4.65%	4.69%
Average interest-earning assets to average interest-bearing liabilities	129.52%	126.33%
Interest rate spread(1)	2.94%	2.55%
Net interest margin(1)	3.49%	3.10%
Efficiency ratio	78.82%	85.53%

(1) Annualized.

Average Balance Sheets, Interest, and Rates (Quarterly Comparison)

	For the Three Months Ended			For the Three Months Ended
	March 31, 2025			March 31, 2024
	Average	Interest Income/	Yield/	Average	Interest Income/	Yield/
	Balance	Expense	Rate(2)	Balance	Expense	Rate(2)
	(Unaudited)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits & federal funds sold	$23,562	$234	3.97%	$44,038	$598	5.43%
Securities(1)	57,804	381	2.64%	61,728	425	2.75%
Loans, including fees	545,561	7,752	5.68%	556,151	7,586	5.46%
Total interest-earning assets	626,927	8,367	5.34%	661,917	8,609	5.20%
Other assets	51,656			50,866
Total assets	$678,583			$712,783

Interest-bearing liabilities
Demand & NOW accounts	$62,784	$15	0.10%	$69,753	$17	0.10%
Money market accounts	152,680	867	2.27%	139,794	966	2.76%
Savings accounts	53,541	9	0.07%	62,684	11	0.07%
Time deposits	208,804	1,951	3.74%	222,179	2,250	4.05%
Borrowed funds & other interest-bearing liabilities	6,237	60	3.85%	29,556	232	3.14%
Total interest-bearing liabilities	484,046	2,902	2.40%	523,966	3,476	2.65%
Other non-interest bearing liabilities	103,593			102,299
Stockholders' equity	90,944			86,518
Total liabilities & stockholders' equity	$678,583			$712,783
Net interest income		$5,465			$5,133
Interest rate spread			2.94%			2.55%
Net interest margin			3.49%			3.10%

(1) The tax equivalent adjustment for bank qualified tax exempt municipal securities, using a federal statutory rate of 21%, results in rates of 3.04% and 3.13% for the three months ended March 31, 2025 and 2024, respectively. Yields above are not presented on a tax equivalent basis.

(2) Annualized.

Average Balance Sheets, Interest, and Rates (Prior Quarter Comparison)

	For the Three Months Ended			For the Three Months Ended
	March 31, 2025			December 31, 2024
	Average	Interest Income/	Yield/	Average	Interest Income/	Yield/
	Balance	Expense	Rate(2)	Balance	Expense	Rate(2)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits & federal funds sold	$23,562	$234	3.97%	$43,366	$499	4.60%
Securities(1)	57,804	381	2.64%	61,137	388	2.54%
Loans, including fees	545,561	7,752	5.68%	540,376	7,703	5.70%
Total interest-earning assets	626,927	8,367	5.34%	644,879	8,590	5.33%
Other assets	51,656			49,207
Total assets	$678,583			$694,086

Interest-bearing liabilities
Demand & NOW accounts	$62,784	$15	0.10%	$64,465	$15	0.09%
Money market accounts	152,680	867	2.27%	153,407	912	2.38%
Savings accounts	53,541	9	0.07%	55,451	9	0.06%
Time deposits	208,804	1,951	3.74%	214,150	2,207	4.12%
Borrowed funds & other interest-bearing liabilities	6,237	60	3.85%	10,641	106	3.98%
Total interest-bearing liabilities	484,046	2,902	2.40%	498,114	3,249	2.61%
Other non-interest bearing liabilities	103,593			105,881
Stockholders' equity	90,944			90,091
Total liabilities & stockholders' equity	$678,583			$694,086
Net interest income		$5,465			$5,341
Interest rate spread			2.94%			2.72%
Net interest margin			3.49%			3.31%

(1) The tax equivalent adjustment for bank qualified tax exempt municipal securities, using a federal statutory rate of 21%, results in rates of 3.04% and 2.91% for the three months ended March 31, 2025 and December 31, 2024, respectively. Yields above are not presented on a tax equivalent basis.

(2) Annualized.

Selected Quarterly Financial Data

	As of or For the Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
	(Unaudited)
	(Dollars in thousands, except per share amounts)
Selected Financial Condition Data:
Total assets	$688,996	$685,504	$697,596	$711,042	$717,582
Cash and cash equivalents	30,428	33,131	49,981	60,987	54,953
Securities, at fair value	55,801	56,495	58,782	57,309	58,682
Loans receivable, net	551,640	544,620	539,005	544,337	555,455
Deposits	582,730	572,978	587,563	589,395	594,704
Long-term debt	4,000	10,250	10,250	23,250	25,250
Stockholders’ equity	90,662	89,868	89,877	86,932	86,510

Condensed Statements of Income:
Interest income	$8,367	$8,590	$8,851	$8,754	$8,609
Interest expense	2,902	3,249	3,468	3,548	3,476
Net interest income	5,465	5,341	5,383	5,206	5,133
Provision (credit) for credit losses	48	(613)	(229)	(285)	(352)
Net interest income after provision (credit) for credit losses	5,417	5,954	5,612	5,491	5,485
Total non-interest income	724	1,068	791	738	707
Total non-interest expense	4,878	5,275	4,813	4,897	4,995
Income before income taxes	1,263	1,747	1,590	1,332	1,197
Income tax expense	206	278	258	216	183
Net income	$1,057	$1,469	$1,332	$1,116	$1,014
Basic and diluted earnings per share	$0.19	$0.26	$0.24	$0.19	$0.17

Selected Financial Ratios:
Return on average assets(1)	0.62%	0.85%	0.76%	0.63%	0.57%
Return on average equity(1)	4.65%	6.52%	6.03%	5.19%	4.69%
Average interest-earning assets to average interest-bearing liabilities	129.52%	129.46%	128.81%	127.00%	126.33%
Interest rate spread(1)	2.94%	2.72%	2.67%	2.56%	2.55%
Net interest margin(1)	3.49%	3.31%	3.28%	3.14%	3.10%
Efficiency ratio	78.82%	82.30%	77.96%	82.39%	85.53%

Asset Quality Ratios:
Non-performing loans as a percent of loans at amortized cost	0.62%	0.69%	0.74%	0.73%	0.71%
Non-performing assets as a percent of total assets	0.50%	0.55%	0.57%	0.56%	0.55%
Allowance for credit losses on loans as a percent of loans at amortized cost	0.93%	0.93%	1.01%	1.08%	1.12%
Allowance for credit losses on loans as a percent of non-performing loans	148.89%	134.91%	137.03%	148.20%	157.62%

Share Information:
Common stock, number of shares outstanding	5,760,272	5,735,226	5,737,036	5,737,036	5,684,784
Treasury stock, number of shares held	1,076,242	1,101,288	1,099,478	1,099,478	1,151,730
Book value per share	$15.74	$15.67	$15.67	$15.15	$15.22
Tier 1 leverage ratio	14.31%	13.83%	13.37%	13.02%	12.87%
Total risk-based capital ratio	18.67%	18.79%	18.85%	18.64%	18.13%

(1) Annualized